UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[     ]

Preliminary Proxy Statement

[     ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[     ]

Definitive Proxy Statement

[ X ]

Definitive Additional Materials

[     ]

Soliciting Material Pursuant to § 240.14a-12

PREMIER COMMUNITY BANKSHARES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]

No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[ ] Fee paid previously with preliminary materials:

[   ]

Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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[LETTER MAILED TO CERTAIN RECORD HOLDERS]

[PREMIER COMMUNITY BANKSHARES LOGO]

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 10, 2007

*    **URGENT NOTICE***

AS OF THE DATE OF THIS LETTER,

WE HAVE NOT RECEIVED YOUR VOTE

June 25, 2007

Dear Shareholder:

Please remember that the Annual Meeting of Shareholders of Premier Community Bankshares is fast approaching and will be held on July 10, 2007. We have previously mailed to you proxy materials for the Meeting, including a proxy statement/prospectus that summarizes the matters to be covered at the Meeting. As of the date of this letter, we have not received your vote.

At the Meeting, you will be asked to vote on the following proposals:

1.

The election of four directors to serve for terms of three years each expiring at the 2010 annual meeting of shareholders, or until their successors are elected and qualify (or, if the merger described below is consummated, until the effective date of the merger).

2.

A proposal to approve and adopt the Agreement and Plan of Reorganization dated as of January 26, 2007, between Premier Community Bankshares, Inc. and United Bankshares, Inc. and the transactions contemplated thereby. The reorganization agreement provides that Premier Community Bankshares will merge with and into a subsidiary of United Bankshares, upon the terms and subject to the conditions set forth in the reorganization agreement, as more fully described in the proxy statement/prospectus that we previously mailed to you.

3.

A proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Meeting to approve the matters to be considered by the shareholders at the

Meeting, as more fully described in the proxy statement/prospectus that we previously mailed to you.

Your vote is important. The proposal to approve and adopt the Agreement and Plan of Reorganization with United Bankshares requires the affirmative vote of the holders of more than two-thirds of the outstanding shares of our common stock.

YOUR BOARD RECOMMENDS THAT YOU VOTE FOR THE MERGER. WE NEED YOUR VOTE TO COMPLETE THE MERGER. Whether or not you expect to attend the Meeting, please complete, sign and date the proxy card included with the proxy materials that we sent to you as promptly as possible so that your shares may be represented at the Meeting.

Your prompt response is appreciated, given the short time frame before the date of the Meeting. If you need assistance in casting your vote, please call Mellon Investor Services, who is acting as our proxy solicitation agent, at (800) 814-0304.

We have also included with this letter a new proxy card for your use. If you have already returned your proxy card for the Meeting, you do not have to submit a new proxy card, and your proxy will be voted at the Meeting in accordance with your prior instructions.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. We hope that you will participate in the Meeting, either in person or by proxy. If you neither return your card nor vote in person, the effect will be to vote against the merger.

Thank you for your support.

Sincerely,

/s/ Donald L. Unger

President and Chief Executive Officer

REVOCABLE PROXY
PREMIER COMMUNITY BANKSHARES, INC.

PLEASE MARK VOTES
☒	AS IN THIS EXAMPLE
Annual Meeting of Shareholders — July 10, 2007
Proxy Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Clifton L. Good and Joseph W Hollis, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Premier Community Bankshares, Inc., a Virginia corporation (the “Corporation”), to be held at the Hampton Inn, 9800 Winchester Road, Front Royal, Virginia, on July 10, 2007 at 10:00 a.m., local time, or any adjournments thereof, for the following purposes:

	For	With- hold	For All Except
1. To elect as directors the four persons listed as nominees below for the terms indicated.

	☐	☐	☐

For Term Expiring in 2010

Walter H. Aikens, Mensel D. Dean, D. Frank Hill, III and Paul R. Yoder, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. To approve and adopt the Agreement and Plan of Reorganization dated as of January 26, 2007, between the Corporation and United Bankshares, Inc. and the transactions contemplated thereby.	For ☐	Against ☐	Abstain ☐

3. To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.
	For ☐	Against ☐	Abstain ☐

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.
Shareholder sign above—Co-holder (if any) sign above

é	Detach above card, sign, date and mail in postage paid envelope provided.	é
PREMIER COMMUNITY BANKSHARES, INC.

If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IF YOR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.